FIRST AMENDMENT TO THE
NORTH VALLEY BANCORP
EMPLOYEE STOCK OWNERSHIP PLAN

This First Amendment (Amendment) is hereby adopted by North Valley Bancorp (Employer).

RECITALS

A. The Employer adopted The North Valley Bancorp Employee Stock Ownership Plan (ESOP), effective January 1, 1977.

B. The ESOP was amended from time to time and was restated effective January 1, 1999.

C. The ESOP received a favorable determination letter as to the tax qualified status of the ESOP, dated March 29, 2000.

D. Effective October 11, 2000, the Six Rivers National Bank Employee Stock Ownership Plan was merged into the ESOP.

E. The Employer amended the ESOP to:

1. Reflect the provisions of the Community Renewal Tax Relief Act of 2000 (CRA 2000) by adding the model amendment language suggested by the Internal Revenue Service (IRS) in IRS Notice 2001-37, dealing with the definition of compensation for certain plan purposes;

2. Conform to the final regulations under the Internal Revenue Code (Code) section 401(a)(9) published on April 17, 2002, relating to required minimum distributions from retirement plans;

3. Reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). The amendments reflect the model amendment language suggested by the IRS in Notice 2001-57, dealing with certain plan limits and other general matters;

4. Amend the Claims Procedure article of the ESOP to reflect the final regulations issued by the Department of Labor (DOL), effective for all claims filed on or after January 1, 2002; and

5. Clarify the definition of Disability under the ESOP.

F. The Employer amended the ESOP to clarify certain provisions relating to the definition of the allocation date, investment accounts, Bancorp stock dividends, vesting and distributions from the Trust.

G. The Employer amended the ESOP, in light of the merger of Yolo Community Bank (YCB) and North Valley Bancorp, effective on or about August 31, 2004, to provide for the immediate participation of YCB employees, effective September 1, 2004, and the crediting of service with YCB for eligibility and vesting purposes under the ESOP.

H. The Employer amended the ESOP, in accordance with Code section 401(a)(31)(B) regarding mandatory distributions, to reduce the limit for making distributions without participant consent from five thousand dollars ($5,000) to one thousand dollars ($1,000), effective March 28, 2005.

I. The Employer amended the ESOP to provide for the crediting of all years of service with YCB for vesting purposes under the ESOP, not just years of service credited under YCB beginning with the effective date of the Yolo Community Bank Employee Stock Ownership Plan, so as to comply with the terms of the merger agreement between YCB and North Valley Bancorp.

J. The Employer amended the ESOP effective January 1, 2006 to restate the ESOP document to adopt the technical changes necessary for the ESOP to comply with the vesting requirements of the Pension Protection Act of 2006, to consolidate all of the technical and design changes and to amend the ESOP, which has been a stock bonus plan, into an employee stock ownership plan within the meaning of Code section 4975(e)(7).

K. The Employer now wishes to retroactively amend the ESOP within the remedial amendment period under Code section 401(b) and the Treasury Regulations thereunder to reflect the proper vesting schedule that is required under Code section 411 for the plan year ending on December 31, 2006.

OPERATIVE PROVISIONS

In accordance with the foregoing recitals, the Employer hereby amends the ESOP effective January 1, 2006, or as of such other specified dates, as follows:

1. Effective January 1, 2006, ESOP section 6.2, pertaining to Regular Vesting, shall be amended in its entirety to read as follows:

6.2 *Regular Vesting.*

Except as otherwise provided in this article, for Plan Year ending on or before December 31, 2006, a Participant's Account shall become vested in accordance with the following schedule:

Years of Service	***Vested Percentage***
Less than 3	*0%*
3	*30%*
4	*40%*
5	*60%*
6	*80%*
7 or more	*100%*

Except as otherwise set forth in this article, for Plan Years beginning on or after January 1, 2007, a Participant's Account shall become vested in accordance with the following schedule:

Years of Service	***Vested Percentage***
Less than 2	*0%*
2	*20%*
3	*40%*
4	*60%*
5	*80%*
6 or more	*100%*

2. In all other respects, the ESOP is hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Employer has executed and adopted this Amendment on this 26TH day of APRIL 2007.

EMPLOYER:

NORTH VALLEY BANCORP
A California Corporation

By: ______________________
Michael J. Cushman, President